UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): June 29, 2018 (June 26, 2018)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 26, 2018, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on: (1) the election of eight directors; (2) an advisory non-binding vote regarding the compensation of the Company’s named executive officers; and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019. The voting results on these proposals were as follows:
1. The Company’s stockholders elected each of the eight nominees for director to serve until the next annual meeting and until such director’s successor is elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel A. DeMatteo	61,375,819	3,414,777	214,157	20,099,413
Jerome L. Davis	62,032,163	2,753,031	219,559	20,099,413
Thomas N. Kelly Jr.	61,472,721	3,331,933	200,099	20,099,413
Shane S. Kim	61,570,265	3,252,135	182,353	20,099,413
Steven R. Koonin	61,085,796	3,719,057	199,900	20,099,413
Gerald R. Szczepanski	60,490,167	4,311,577	203,009	20,099,413
Kathy P. Vrabeck	62,965,419	1,842,711	196,623	20,099,413
Lawrence S. Zilavy	60,969,269	3,834,799	200,685	20,099,413
2. The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the named executive officers of the Company, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,411,311	6,269,023	324,419	20,099,413
3. The Company’s stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 2, 2019, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,427,870	1,257,710	418,586	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 29, 2018	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Chief Operating Officer and Chief Financial Officer